UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) February 9, 2009
                                                         ----------------

                               ESCALA GROUP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

            Delaware                 1-11988                22-2365834
            --------                 -------                ----------
(State or other jurisdiction of    (Commission           (I.R.S. employer
 incorporation or organization)    file number)         identification no.)


                           5 Francis J. Clarke Circle
                                Bethel, CT 06801
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (203) 702-8480
                                 --------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. THE COMPANY MAKES NO COMMITMENT TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ANY STATEMENT IS MADE.

Item 8.01     Other Events

As previously reported, on December 3, 2008, the United States District Court for the Southern District of New York entered the order and final judgment granting final approval of the settlement of the securities class action against the Company and certain of its current and former officers and directors. A similar order was entered on December 10, 2008 with respect to the shareholder derivative action brought against certain current and former officers and directors of the Company. Under the approved settlements, all claims asserted in both litigations have been dismissed with prejudice and without any admission of liability or wrongdoing.

Because no notice of appeal was filed within 30 days following the entry of the respective orders, the order and final judgment for each of the actions has become final and non-appealable.

As part of its order relating to the securities class action, the court awarded attorneys' fees to plaintiffs' counsel of $3.25 million, of which 44.5% was to be paid in common stock of the Company. Accordingly, on January 14, 2009, the Company issued to plaintiffs' counsel a total of 772,430 shares of the Company's common stock, based upon a value of $1.87 per shares. (The date of the issuance of the shares and the calculation of the value of the shares to be issued was determined in accordance with the settlement agreement.)

On January 29, 2009, the Company entered into a contract with plaintiffs' counsel providing for the Company to repurchase the 772,430 shares, at a purchase price of $1.55 per share. This transaction closed on February 9, 2009, at which time those shares were cancelled and returned to the status of authorized but unissued shares.

The distribution of the balance of the settlement fund proceeds (cash and stock) to the members of the settlement class will be made after all proofs of claims have been submitted and processed, which is expected to be in approximately six months.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 13, 2009

                                           ESCALA GROUP, INC.

                                           By: /s/ Carol Meltzer
                                               -----------------
                                           Name: Carol Meltzer
                                           Title: Executive Vice President and
                                           Chief Administrative Officer